UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 10, 2018

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 595-3331

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2018, DCP Midstream, LP (the “Partnership”), DCP Midstream Operating, LP (the “Operating Partnership”), and certain of their affiliates (collectively, with the Partnership and the Operating Partnership, the “Partnership Entities”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Operating Partnership, and the purchase by the Underwriters (the “Offering”) of $500 million in aggregate principal amount of the Operating Partnership’s 5.375% Senior Notes due 2025 (the “Notes”). Upon issuance, the Notes will be fully and unconditionally guaranteed by the Partnership. The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-221419 and 333-221419-01) filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2017, as supplemented by a prospectus supplement, filed with the Commission on July 10, 2018, pursuant to Rule 424(b)(5) of the Securities Act.

The Operating Partnership intends to use the net proceeds from the Offering to redeem (the “Redemption”) all $450 million aggregate principal amount of its 9.75% Senior Notes due March 15, 2019 (the “2019 Notes”) and for general partnership purposes, including the funding of capital expenditures.

Pursuant to the Underwriting Agreement, the Partnership Entities have agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. To the extent that affiliates of the Underwriters are holders of the 2019 Notes, they may receive a portion of the net proceeds from the Offering that are used for the Redemption.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 10, 2018, the Partnership issued press releases announcing (a) the pricing of the Notes to be issued and sold pursuant to the Offering, and (b) the Redemption of the 2019 Notes. A copy of each press release is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2. of Current Report on Form 8-K, these press releases are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of the net proceeds from the Offering, the anticipated closing date of the Offering, the anticipated Redemption, other aspects of the Offering and the completion of the Redemption. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary closing conditions, other factors described in the prospectus supplement and accompanying base prospectus for the Offering and other conditions with respect to the Redemption. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Commission and in the prospectus supplement and related base prospectus for the Offering. The forward-looking statements contained herein speak only as of the date of this report. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 10, 2018, by and among DCP Midstream, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC, DCP Midstream Operating, LP, and DCP Midstream Operating, LLC, and J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC, as representatives of the several underwriters.

99.1	Press Release Announcing the Pricing of the Notes, dated July 10, 2018.

99.2	Press Release Announcing the Redemption, dated July 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2018

DCP MIDSTREAM, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Sean P. O’Brien
Name: Title:	Sean P. O’Brien Group Vice President and Chief Financial Officer